Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H
 Kulicke & Soffa Reports Fourth Quarter & Fiscal Year 2017 Results

•Reports $215.9 million of September quarters sales up 48% over the same period last year
•Delivers $0.51 of September quarter EPS and $1.55 for the year
•Guides December quarter revenue up 27% over the same period last year

Singapore – November 14, 2017 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended September 30, 2017.

Quarterly Results
	Fiscal Q4 2017	Change vs. Fiscal Q4 2016	Change vs. Fiscal Q3 2017
Net Revenue	$215.9 million	up 48.1%	down 11.5%
Gross Profit	$104.7 million	up 57.2%	down 6.3%
Gross Margin	48.5%	up 280 bps	up 270 bps
Income from Operations	$36.9 million	up 846.2%	up 220.9%
Operating Margin	17.1%	up 1440 bps	up 1240 bps
Net Income	$36.6 million	up 255.3%	up 18.8%
Net Margin	17.0%	up 990 bps	up 440 bps
EPS – Diluted	$0.51	up 240.0%	up 18.6%
Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “We have made many tactical and organizational improvements throughout fiscal year 2017 that enhance our collective ability to deliver long-term shareholder value. Broad industry expansion combined with our strong market positions and sizable new opportunities resulted in a dramatic demand increase over the same period in the prior year."
During the September quarter the Company introduced newly defined "Capital Equipment" and "Aftermarket Products and Services" segments and refined its global R&D organization to enhance business unit accountability and market responsiveness. The Company did not incur any restructuring related charges due to these changes.
Fiscal Year 2017 Financial Highlights

•	Net revenue of $809.0 million.

•	Gross margin of 46.4%.

•	Net income was $112.0 million or $1.55 per diluted share.

•	Cash, cash equivalents, restricted cash and short-term investments were $608.9 million as at September 30, 2017.

•	The Company repurchased a total of 0.9 million shares of common stock at a cost of $18.2 million.

First Quarter Fiscal 2018 Outlook
The Company currently expects net revenue in the first fiscal quarter of 2018 ending December 30, 2017 to be approximately $185 million to $195 million, an increase of 27% over the same period in the prior year.
Looking forward, Dr. Fusen Chen commented, "We continue to seek out meaningful new growth opportunities while extending existing market positions. Our ability to deliver value is further enhanced by our expanding portfolio, meaningful partnerships, and refinements to our sales and R&D organizations."
Semiconductor unit production, a proxy for equipment demand, is expected to grow at 11.8% sequentially in calendar year 2017. The Company anticipates that in the longer-term, semiconductor unit production will grow at an 8.9% CAGR through calendar

2021, materially higher than the previously completed four-year period CAGR of 3.4%. Looking ahead, the Company's products continue to be aligned with several of the fastest growing end-applications, including sensors, LED and NAND flash memory.
Earnings Conference Call Details
A conference call to discuss these results will be held today, November 14, 2017, beginning at 8:00am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 21, 2017 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13672443. A webcast replay will also be available at investor.kns.com.
About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing, and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).
Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, future growth opportunities, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2016 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net revenue	$215,892	$145,844	$809,041	$627,192
Cost of sales	111,153	79,223	433,995	340,463
Gross profit	104,739	66,621	375,046	286,729
Operating expenses:
Selling, general and administrative	36,617	29,778	131,015	124,706
Research and development	27,698	22,781	100,203	92,374
Impairment charges	—	—	35,207	—
Amortization of intangible assets	1,989	1,665	6,554	6,661
Restructuring	1,531	8,484	3,813	10,449
Total operating expenses	67,835	62,708	276,792	234,190
Income from operations	36,904	3,913	98,254	52,539
Other income (expense):
Interest income	1,989	1,023	6,491	3,318
Interest expense	(272)	(268)	(1,059)	(1,107)
Income from operations before income taxes	38,621	4,668	103,686	54,750
Share of results of equity-method investee, net of tax	(197)	—	(190)	—
Income taxes expense / (benefit)	2,242	(5,661)	(8,135)	7,638
Net income	$36,576	$10,329	$112,011	$47,112

Net income per share:
Basic	$0.52	$0.15	$1.58	$0.67
Diluted	$0.51	$0.15	$1.55	$0.67

Weighted average shares outstanding:
Basic	70,742	70,404	70,906	70,477
Diluted	72,071	71,017	72,063	70,841

	Three months ended		Twelve months ended
Supplemental financial data:	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Depreciation and amortization	$4,518	$4,009	$16,257	$16,230
Capital expenditures	3,779	1,905	25,688	6,301
Equity-based compensation expense:
Cost of sales	119	98	463	421
Selling, general and administrative	1,652	1,223	9,015	3,244
Research and development	481	473	2,244	2,065
Total equity-based compensation expense	$2,252	$1,794	$11,722	$5,730

	As of
	September 30, 2017	October 1, 2016
Backlog of orders[1]	190,702	87,200
Number of employees	3,055	2,389

1.	Represents customer purchase commitments. While the Company believes these orders will proceed, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 30, 2017	October 1, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$392,410	$423,907
Restricted cash	530	—
Short-term investments	216,000	124,000
Accounts and notes receivable, net of allowance for doubtful accounts of $79 and $506 respectively	198,480	130,455
Inventories, net	122,023	87,295
Prepaid expenses and other current assets	23,939	15,285
TOTAL CURRENT ASSETS	953,382	780,942

Property, plant and equipment, net	67,762	50,342
Goodwill	56,318	81,272
Intangible assets	62,316	50,810
Deferred income taxes	27,771	16,822
Equity investments	1,502	—
Other assets	2,056	2,256
TOTAL ASSETS	$1,171,107	$982,444

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$51,354	$41,813
Accrued expenses and other current liabilities	132,314	63,954
Income taxes payable	16,780	12,830
TOTAL CURRENT LIABILITIES	200,448	118,597

Financing obligation	16,074	16,701
Deferred income taxes	26,779	27,697
Other liabilities	14,870	12,931
TOTAL LIABILITIES	258,171	175,926

SHAREHOLDERS' EQUITY
Common stock, no par value	506,515	498,676
Treasury stock, at cost	(157,604)	(139,407)
Retained earnings	561,986	449,975
Accumulated other comprehensive gain/ (loss)	2,039	(2,726)
TOTAL SHAREHOLDERS' EQUITY	$912,936	$806,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,171,107	$982,444

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net cash provided by operating activities	$68,144	$33,949	$136,310	$68,407
Net cash used in investing activities, continuing operations	(108,615)	(125,526)	(145,199)	(129,165)
Net cash used in financing activities, continuing operations	(21,879)	(291)	(22,684)	(14,486)
Effect of exchange rate changes on cash and cash equivalents	(597)	(353)	76	537
Changes in cash and cash equivalents	(62,947)	(92,221)	(31,497)	(74,707)
Cash and cash equivalents, beginning of period	455,357	516,128	423,907	498,614
Cash and cash equivalents, end of period	$392,410	$423,907	$392,410	$423,907

Restricted cash	530	—	530	—
Short-term investments	216,000	124,000	216,000	124,000
Total cash, cash equivalents, restricted cash and short-term investments	$608,940	$547,907	$608,940	$547,907